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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

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                          HALLMARK EQUITY SERIES TRUST
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

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                              [Reserve Letterhead]

August 28, 2006

Dear Shareholders of the Hallmark Large-Cap Growth Fund and Hallmark Strategic Growth Fund (the "Funds"):

     Effective June 1, 2006, Hallmark Equity Series Trust (the "Trust") appointed Cambridge Financial Group, Inc. ("Cambridge") as sub-adviser to the Funds. Cambridge replaced Steinberg Global Asset Management Ltd. ("Steinberg").

     Reserve Management Company, Inc. ("RMCI") will remain the Funds' investment adviser and will oversee Cambridge.

     This package contains more information about Cambridge. Please review this information and call us at 1-888-823-2867 if you have any questions. Clients of investment advisers may also contact their investment adviser with any questions.

     Thank you for your continued investment in the Fund.

Sincerely,


/s/ Bruce R. Bent
----------------------------
Bruce R. Bent
Chairman

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                              IMPORTANT INFORMATION
                              FOR THE SHAREHOLDERS
                                     OF THE
                         HALLMARK LARGE-CAP GROWTH FUND
                         HALLMARK STRATEGIC GROWTH FUND

     This document is an Information Statement and is being furnished to shareholders of the Funds, series of the Trust, under the terms of an exemptive order (the "Order") issued by the Securities and Exchange Commission (the "SEC"). RMCI serves as the investment adviser for the Trust. The Order permits RMCI and the Funds to employ additional sub-advisers, terminate sub-advisers, and materially amend sub-advisory agreements without shareholder approval.

     Under the Order, if the Funds retain a new sub-adviser, the Fund must provide shareholders with certain information about the new sub-adviser and the sub-investment management agreement. The Trust's Board of Trustees (the "Board") reviews all sub-investment management agreements annually.

     This Information Statement is being mailed on or about August 28, 2006 to the shareholders of the Fund of record as of August 14, 2006 (the "Record Date"). RMCI will bear the expenses incurred in connection with preparing this Information Statement. As of the Record Date, 328,918 shares of the Fund were issued and outstanding. Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A. To the knowledge of RMCI, the executive officers and Trustees of the Trust as a group owned 54.955% of the outstanding Class R shares of the Hallmark Large Cap Growth Fund; 87.27% of the outstanding
Class R shares of the Hallmark Strategic Growth Fund; 0% of the Class I shares of the Hallmark Large Cap Growth Fund and 0% of the Class I shares of the Hallmark Strategic Growth Fund as of the Record Date.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                        3
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                 APPOINTMENT OF CAMBRIDGE FINANCIAL GROUP, INC.
                           AS SUB-ADVISER TO THE FUNDS

     On May 18, 2006, the Board approved Cambridge to replace Steinberg as the sub-adviser of the Funds following a mutual termination of the sub-investment management agreement with Steinberg effective May 31, 2006. The Trust entered into sub-investment management agreements with Cambridge effective June 1, 2006 (the "Agreements").

     No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Cambridge. In addition, since May 31, 2006, the beginning of the Trust's last fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which Cambridge, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

     At a meeting held on May 18, 2006, in connection with its review of the Agreements, the Board evaluated information provided by RMCI and Cambridge in accordance with Section 15(c) of the Investment Company Act of 1940, as amended (the "1940 Act"). In reviewing the Agreements, the Trustees considered a variety of factors.

     The Board considered information regarding Cambridge's investment management experience, personnel, clients, investment philosophies and processes, and its overall strong performance record. In addition, it noted that the fees to be paid to Cambridge were paid by RMCI out of the Funds' comprehensive investment management fee and were not additional expenses of the Funds. The Board noted that because the Funds pays RMCI a comprehensive investment management fee, at current asset levels the Funds would not realize any economies of scale.

     The Board noted that the sub-advisory fee to be paid to Cambridge with respect to the Hallmark Strategic Growth Fund was the same as the fees previously paid to Steinberg and that the sub-advisory fee to be paid to Cambridge with respect to the Hallmark Large-Cap Growth Fund was 0.05% higher than the fee previously paid to Steinberg. The Trustees noted that the higher fee was appropriate in view of Cambridge's strong performance record, fees paid by comparable funds, and that the increase was an expense of RMCI not an additional cost to shareholders.

     Based on its review, the Board as a whole, with the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act (the "Independent Trustees") voting separately, determined that the fees under the Agreement were fair and reasonable for the services to be provided by Cambridge to the Funds and that it would be in the best interest of the Funds and its shareholders for the Trust to enter into the Agreements. In approving the Agreements, the Board did not identify a single factor as controlling, but concluded that each of the various factors referred to above favored approval.

CAMBRIDGE FINANCIAL GROUP, INC.

     Cambdridge is located at 4100 Horizons Drive, Suite 200, Columbus, Ohio 43220, was established in 1986 and, as of May 1, 2006 manages over $850 million in assets for individuals, families and institutional clients.

     Gregory J. Bauer, CFA, is Managing Director and Co-Owner of Cambridge Financial Group, Inc. and, as the Funds' primary portfolio manager, is responsible for the day-to-day investment decisions of the Hallmark Large-Cap Growth Fund and Hallmark Strategic Growth Fund. Mr. Bauer also manages private discretionary accounts for 2,550 clients with approximately $840 million in total assets.

HALLMARK LARGE-CAP GROWTH FUND

     The Hallmark Large-Cap Growth Fund's investment objective is to seek capital appreciation through investment in a portfolio of large capitalization, high-quality U.S. companies. The Fund seeks to

                                        4
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achieve its objective by primarily investing in equity securities it believes offer the possibility of capital appreciation. Generally, the Fund will seek to invest in equity securities issued by companies with investment characteristics such as high return on shareholders' equity, strong company management that enhances shareholder value, good cash flow generation and favorable profit trends. Although its current investment strategy emphasizes domestic equity securities, the Fund may invest in equity securities of both domestic and foreign issuers. It is the Fund's view that large, high-quality companies can generate consistent growth over time that is above the growth rate of the overall economy.

Under normal market conditions, the Fund will invest at least 80% of its net assets plus amounts of any borrowings for investment purposes in securities of companies whose aggregate market value at the time of purchase is $5 billion or more. The Fund's 80% investment policy may not be changed without shareholder approval or 60 days notice to shareholders. The Fund is not required to dispose of securities that appreciate above this market capitalization level, and the Fund may continue to count them for its 80% test.

In managing the Fund in accordance with the foregoing investment objective and policies, the Sub-Adviser follows an investment strategy that rests on the Sub-Adviser's belief that strict adherence to quantitative buying and selling disciplines will tend to add value, and that the use of two independent and complementary equity management styles, specifically price momentum and value investing, will tend to lend consistency to a portfolio's performance. The price momentum style focuses on those stocks that are performing best relative to the market, and seeks to be invested in stocks that are exhibiting rapid increases in price. On the other hand, the value style focuses on those stocks that appear to be the most attractively priced relative to the market, and are expected to appreciate over time as investors recognize their inherent value.

In implementing its investment strategy for the Fund, the Sub-Adviser will maintain a core portfolio of approximately 30 stocks selected from the Standard & Poor's 500 Stock Index (the "S&P 500"). Approximately 10 of these stocks will be selected on the basis of price momentum, I.E., those stocks exhibiting the most rapid increases in price according to the Sub-Adviser's quantitative model. A second group of approximately 10 stocks will be selected also on the basis of price momentum; however, these stocks will be selected from the Standard and Poor's 100 Stock Index (the "S&P 100"), which, as a group, are generally more liquid and less volatile than other stocks in the S&P 500. The final group of approximately 10 stocks will be selected from the S&P 500 on the basis of increasing dividends and value, I.E., those stocks that appear to be the most attractively priced relative to the market, based upon the Adviser's quantitative assessment of such factors as yield, price-to-earnings ratio and dividend coverage.

HALLMARK STRATEGIC GROWTH FUND

The Hallmark Strategic Growth Fund's investment objective is to seek long-term growth through capital appreciation. Under normal market conditions, the Fund will invest at least 65% of its total assets in equity securities of large, established companies with market capitalizations of over $5 billion at the time of purchase that trade on major U.S. stock exchanges. The Fund expects to invest in securities from a wide variety of industries to minimize risks of concentrating in a single industry. Over time, portfolio turnover is expected to be relatively low as purchases are made with a view to long-term holdings, not for short-term trading purposes; however, during rapidly changing economic, market, and political conditions, the Fund may make significant changes to the portfolio. Although its current investment strategy emphasizes domestic equity securities, the Hallmark Strategic Growth Fund may invest in companies of any size, foreign equities and domestic fixed-income securities.

In managing the Fund in accordance with the foregoing investment objective and policies, the Sub-Advisor follows an investment strategy that rests on the Sub-Adviser's belief that strict adherence to quantitative buying and selling disciplines will tend to add value, and that the use of two independent and complementary equity management styles, specifically price momentum and value investing, will tend to lend consistency to a portfolio's performance. The price momentum style focuses on those stocks that are performing best relative to the market, and seeks to be invested in stocks that are exhibiting rapid increases in price. On the other hand, the value style focuses on those stocks that appear to be the most attractively

                                        5
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priced relative to the market, and are expected to appreciate over time as investors recognize their inherent value.

     In implementing its investment strategy for the Fund, the Sub-Adviser will maintain a core portfolio of approximately 30 stocks selected from the Standard & Poor's 500 Stock Index (the "S&P 500"). Approximately 10 of these stocks will be selected on the basis of price momentum, I.E., those stocks exhibiting the most rapid increases in price according to the Sub-Adviser's quantitative model. A second group of approximately 10 stocks will be selected from the S&P 100, which, as a group, are generally more liquid and less volatile than other stocks in the S&P 500. The final group of approximately 10 stocks will be selected from the S&P 500 on the basis of increasing dividends and value, I.E., those stocks that appear to be the most attractively priced relative to the market, based upon the Adviser's quantitative assessment of such factors as yield, price-to-earnings ratio and dividend coverage.

TERMS OF THE AGREEMENT

     The Agreement will continue in force until June 1, 2008, unless sooner terminated as provided in the Agreement. Thereafter, the Agreement will continue in force from year to year so long as it is specifically approved at least annually in the manner required by the 1940 Act.

     The Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Fund's "Comprehensive Fee" Investment Management Agreement with RMCI and may be terminated by RMCI or Cambridge at any time without payment of any penalty on sixty days' prior written notice to the other party. The Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days' prior written notice to Cambridge.

ADVISORY FEES

     RMCI's annual comprehensive management fee for services rendered to the Funds is 1.20% of the average daily net assets attributable to the Class R shares and 0.90%% of the average daily net assets attributable to the Class I shares.

     For the services provided by Cambridge, with regard to Hallmark Large-Cap Growth Fund and Hallmark Strategic Growth Fund, the Adviser shall pay Cambridge a quarterly fee equal to .30% (annualized) of the average daily net assets of each of the Funds for that calendar quarter.

     For the fiscal year ended March 31, 2006, the aggregate sub-advisory fees paid by RMCI to all sub-advisers with respect to the Hallmark Strategic Growth Fund and the Hallmark Large-Cap Growth Fund was $0 and $8,285 respectively.

     All fees due to Cambridge under the Agreement are paid by RMCI and are not additional expenses to the Fund. THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE FUND TO RMCI IN CONNECTION WITH THE REPLACEMENT OF STEINBERG BY CAMBRIDGE AS THE SUB-ADVISER TO THE FUND.

ADDITIONAL DISCLOSURE REGARDING CAMBRIDGE FINANCIAL GROUP, INC.

     Cambridge is located at 4100 Horizons Drive, Suite 200, Columbus, Ohio
43220.

     The following information was provided to us by Cambridge. The names and principal occupations of the principal executive officers and each partner of Cambridge are listed below:

NAME AND POSITION                               PRINCIPAL OCCUPATION/TITLE
--------------------------------------   ---------------------------------------
Greg Bauer                               Managing Director
Earl V. Newsome, Jr.                     Managing Director

                                        6
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                               GENERAL INFORMATION

     The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to shareholders of the Fund upon request. You may obtain copies of these reports and the Fund's current Prospectus and Statement of Additional Information at no cost by calling 1-888-823-2867, by visiting www.hallmarkfunds.com, or by writing to Hallmark Funds, 1250 Broadway, New York, NY 10001.

     The principal executive offices of RMCI and the Fund are located at 1250 Broadway, New York, NY 10001. The Fund acts as its own transfer agent and dividend disbursing agent. The Fund's distributor is Resrv Partners, Inc., located at 1250 Broadway, New York, NY 10001. The Fund's custodian is J.P. Morgan Chase & Co., 4 New York Plaza, New York, NY 10004.

                                        7

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                                   APPENDIX A

SHAREHOLDERS OWNING MORE THAN 5% OF THE HALLMARK LARGE CAP GROWTH FUND AS OF AUGUST 14, 2006

NAME AND ADDRESS OF BENEFICIAL OWNER                                                            CLASS    % OF TOTAL FUND
-----------------------------------                                                            -------   ---------------
Otis L. Smith 1793 WAVECREST CT MARCO ISLAND, FL 34145                                         Class R        6.114

PATTERSON & CO. FBO BRUCE R. BENT 1525 WEST W T HARRIS BLVD, NC-1151
  CHARLOTTE NC 28262-1151                                                                      Class R        29.75

Charles Schwab & Co.101 MONTGOMERY ST.  SAN FRANCISCO, CA. 94104                               Class I         13.2

COMMUNITY BANK, N.A.  6 RHOADS DR. SUITE 7  UTICA NY 13502-6374                                Class I        28.55

SHAREHOLDERS OWNING MORE THAN 5% OF THE HALLMARK LARGE CAP GROWTH FUND AS OF AUGUST 14, 2006

NAME AND ADDRESS OF BENEFICIAL OWNER                                             FUND NAME       CLASS   % OF TOTAL FUND
------------------------------------                                          ---------------   -------  ---------------
PATTERSON & CO. FBO BRUCE R. BENT 1525 WEST W T HARRIS BLVD, NC-1151
  CHARLOTTE NC 28262-1151                                                     Strategic Growth  Class R       58.23

Charles Schwab & Co.101 MONTGOMERY ST.  SAN FRANCISCO, CA. 94104              Strategic Growth  Class I        8.07

COMMUNITY BANK, N.A.  6 RHOADS DR. SUITE 7  UTICA NY 13502-6374               Strategic Growth  Class I        22.8